EXHIBIT 99.1

                                 News Release

For Information Contact:
Derek P. Schmidt, Treasurer and Vice President, Corporate Finance (563) 272-7344
Kurt A. Tjaden, Vice President and Chief Financial Officer (563) 272-7400

HNI CORPORATION ANNOUNCES RESULTS FOR
SECOND QUARTER FISCAL 2011

MUSCATINE, Iowa (July 20, 2011) – HNI Corporation (NYSE: HNI) today announced sales of $432.8 million and income from continuing operations of $4.6 million for the second quarter ending July 2, 2011.  Net income per diluted share for the quarter was $0.10 or $0.11 on a non-GAAP basis excluding restructuring charges.

Second Quarter Summary Comments
"We executed well and delivered solid results for the second quarter.  Office furniture sales growth was led by continued double-digit increases in our contract and international businesses.   Strong performance in the remodel-retrofit market drove growth in our hearth business.  Overall, top line growth and profitability met our expectations, but operating income was lower year over year due to increased material costs, unfavorable mix, and lower price realization," said Stan Askren, HNI Corporation Chairman, President and Chief Executive Officer.

Second Quarter
Dollars in millions except per share data	Three Months Ended
	7/02/2011	7/03/2010	Percent Change

Net sales	$432.8	$398.2	8.7%
Gross margin	$146.9	$141.3	4.0%
Gross margin %	33.9%	35.5%
SG&A	$136.7	$129.3	5.7%
SG&A %	31.6%	32.5%
Operating income	$10.3	$12.0	-14.8%
Operating income %	2.4%	3.0%
Income from continuing operations	$4.6	$5.6	-17.7%

Earnings per share from continuing operations attributable to HNI Corporation – diluted	$0.10	$0.12	-16.7%

Second Quarter Results – Continuing Operations

●	Consolidated net sales increased $34.6 million or 8.7 percent to $432.8 million.
●
Gross margins were 1.6 percentage points lower than prior year primarily due to lower price realization, increased material costs and unfavorable mix offset partially by higher volume and lower restructuring and transition costs.

●
Total selling and administrative expenses as a percent of net sales, including restructuring charges, improved 0.9 percentage points due to higher volume and lower restructuring charges partially offset by increased fuel costs, investments in growth initiatives and higher incentive-based compensation.

●
The Corporation's second quarter results included $0.5 million of restructuring charges.  These included $0.4 million associated with previously announced shutdown and consolidation of production of office furniture manufacturing locations and $0.1 million related to restructuring of hearth operations.  Included in the second quarter of 2010 were $2.4 million of restructuring and transition costs.

Second Quarter – Non-GAAP Financial Measures – Continuing Operations
(Reconciled with most comparable GAAP financial measures)

Dollars in millions except per share data	Three Months Ended 7/02/2011			Three Months Ended 7/03/2010
	Gross Profit	Operating Income	EPS	Gross Profit	Operating Income	EPS
As reported (GAAP)	$146.9	$10.3	$0.10	$141.3	$12.0	$0.12
% of net sales	33.9%	2.4%		35.5%	3.0%

Restructuring and impairment	-	$0.5	$0.01	$0.9	$2.1	$0.03
Transition costs	-	-	-	$0.3	$0.3	$0.00

Results (non-GAAP)	$146.9	$10.7	$0.11	$142.4	$14.4	$0.15
% of net sales	33.9%	2.5%		35.8%	3.6%

Year-to-Date Results
Consolidated net sales for the first six months of 2011 increased $67.2 million, or 8.8 percent, to $829.0 million compared to $761.7 million in 2010.  Gross margins decreased to 34.0 percent compared to 34.2 percent last year.  Income from continuing operations was $2.8 million compared to $1.5 million in 2010.  Earnings per share from continuing operations increased to $0.06 per diluted share compared to $0.03 per diluted share last year.

Operating activities used $8.4 million of cash during the first six months of 2011 compared to generating $1.5 million of cash in the same period last year.  Capital expenditures were $14.6 million in 2011 compared to $12.4 million in 2010.

Discontinued Operations
The Corporation completed the sale of a small, non-core business in the office furniture segment and a small, non-core component of its hearth products segment during 2010.  Revenues and expenses associated with these business operations are presented as discontinued operations for all periods presented in the financial statements.

Office Furniture
	Three Months Ended
Dollars in millions	7/02/2011	7/03/2010	Percent Change
Sales	$372.6	$342.7	8.7%
Operating profit	$17.9	$22.7	-21.4%
Operating profit %	4.8%	6.6%

Second Quarter – Non-GAAP Financial Measures (Reconciled with most comparable GAAP financial measures)
	Three Months Ended		Percent
Dollars in millions	7/02/2011	7/03/2010	Change

Operating profit as reported (GAAP)	$17.9	$22.7	-21.4%
% of Net Sales	4.8%	6.6%

Restructuring and impairment	$0.4	$2.1
Transition costs	-	$0.3

Operating profit (non-GAAP)	$18.3	$25.1	-27.1%
% of Net Sales	4.9%	7.3%

●
Second quarter sales for the office furniture segment increased $29.9 million or 8.7 percent to $372.6 million driven by an increase in the contract and international channels offset by a decline in the supplies-driven channel.

●
Second quarter operating profit decreased $4.8 million.  Operating profit was negatively impacted by lower price realization, higher input costs, unfavorable mix and investments in strategic growth initiatives.  These were partially offset by higher volume and lower restructuring costs.

Hearth Products
	Three Months Ended
Dollars in millions	7/02/2011	7/03/2010	Percent Change
Sales	$60.2	$55.5	8.4%
Operating (loss)	$(1.0)	$(2.6)	63.9%
Operating profit %	-1.6%	-4.7%

Second Quarter – Non-GAAP Financial Measures (Reconciled with most comparable GAAP financial measures)
	Three Months Ended		Percent
Dollars in millions	7/02/2011	7/03/2010	Change

Operating (loss) as reported (GAAP)	$(1.0)	$(2.6)	63.9%
% of Net Sales	-1.6%	-4.7%

Restructuring and impairment	$0.1	-

Operating (loss) (non-GAAP)	$(0.9)	$(2.6)	65.9%
% of net sales	-1.5%	-4.7%

●
Second quarter sales for the hearth products segment increased $4.6 million or 8.4 percent to $60.2 million driven by an increase in the remodel-retrofit channel partially offset by a decline in the new construction channel.

●
Second quarter operating profit increased $1.7 million.  Operating profit was positively impacted by increased volume and higher price realization offset partially by higher material costs and incentive-based compensation.

Outlook
"I remain positive about our markets and our ability to grow sales and increase profits in 2011.  Our focus remains on improving operations and reducing costs while investing for long-term growth. I'm confident that our businesses are well positioned for the future," said Mr. Askren.

The Corporation estimates sales growth between 6 to 9 percent in the third quarter over the same period in the prior year. Non-GAAP earnings per diluted share is anticipated in the range of $0.37 to $0.43 for the third quarter excluding restructuring charges and transition costs. For the full year, the Corporation estimates non-GAAP earnings per diluted share in the range of $0.90 to $1.00 excluding restructuring charges and transition costs.

The Corporation remains focused on creating long-term shareholder value by growing its business through investment in building brands, product solutions and selling models, enhancing its strong member-owner culture and remaining focused on its long-standing rapid continuous improvement programs to build best total cost and a lean enterprise.

Conference Call and Presentation
HNI Corporation will host a conference call on Thursday, July 21, 2011 at 10:00 a.m. (Central) to discuss second quarter results.  A presentation intended to accompany the call will be posted to the Corporation's website.  To participate, call the conference call line at 1-877-512-9166.  A replay of the conference call will be available until Thursday, July 28, 10:59 p.m. (Central).  To access this replay, dial 1-800-642-1687 or 1-706-645-9291 – Conference ID:  81632980.   A link to the presentation and simultaneous web cast can be found under the Investor Information section of the Corporation's website at www.hnicorp.com.

Non-GAAP Financial Measures
This earnings release contains certain non-GAAP financial measures.  A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company.  Pursuant to the requirements of Regulation G, we have provided a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within this earnings release are:  gross profit, operating income, operating profit (loss) and net income (loss) per diluted share from continuing operations (i.e., EPS), excluding restructuring and impairment charges and transition costs.  We present these measures because management uses this information to monitor and evaluate financial results and trends.  Management believes this information is also useful for investors. This earnings release also contains a forward-looking estimate of non-GAAP earnings per diluted share for the third quarter and full fiscal year.  We provide such non-GAAP measures to investors on a prospective basis for the same reasons (set forth above) we provide them to investors on a historical basis.  We are unable to provide a reconciliation of our forward-looking estimate of non-GAAP earnings per diluted share to a forward-looking estimate of GAAP earnings per diluted share because certain information needed to make a reasonable forward-looking estimate of GAAP earnings per diluted share for the third quarter and full fiscal year is difficult to predict and estimate and is often dependent on future events which may be uncertain or outside of our control.  Such events may include unanticipated charges related to asset impairments (fixed assets, intangibles or goodwill), unanticipated acquisition related costs and other unanticipated non-recurring items not reflective of ongoing operations.

HNI Corporation is a NYSE traded company (ticker symbol: HNI) providing products and solutions for the home and workplace environments.  HNI Corporation is the second largest office furniture manufacturer in the world and is also the nation's leading manufacturer and marketer of gas- and wood-burning fireplaces.  The Corporation's strong brands, including HON®, Allsteel®, Gunlocke®, Paoli®, Maxon®, Lamex®, HBF® , Heatilator®, Heat & Glo®, Quadra-Fire® and Harman Stove™ have leading positions in their markets.  HNI Corporation is committed to maintaining its long-standing corporate values of integrity, financial soundness and a culture of service and responsiveness.  More information can be found on the Corporation's website at www.hnicorp.com.

Statements in this release that are not strictly historical, including statements as to plans, outlook, objectives and future financial performance, are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements include, without limitation, expectations for (i) sales growth to be between 6 and 9 percent for the third quarter of fiscal 2011 and (ii) non-GAAP earnings per diluted share (excluding restructuring charges and transition costs) to be in the range of $0.37 to $0.43 for the third quarter of fiscal 2011 and $0.90 to $1.00 for fiscal 2011.  In addition, words such as "anticipate," "believe," "could," "confident," "estimate," "expect," "forecast," "hope," "intend," "likely," "may," "plan," "possible," "potential," "predict," "project," "should," "will," "would" and variations of such words and similar expressions identify forward-looking statements.  Forward-looking statements involve known and unknown risks, which may cause the Corporation's actual results in the future to differ materially from expected results.  These risks include, without limitation:  the Corporation's ability to realize financial benefits from its (a) price increases, (b) cost containment and business simplification initiatives for the entire Corporation, (c) investments in strategic acquisitions, new products and brand building, (d) investments in distribution and rapid continuous improvement, (e) ability to maintain its effective tax rate, (f) repurchases of common stock and (g) consolidation and logistical realignment initiatives; uncertainty related to the availability of cash and credit, and the terms and interest rates on which credit would be available, to fund operations and future growth; lower than expected demand for the Corporation's products due to uncertain political and economic conditions, including the recent credit crisis, slow or negative growth rates in global and domestic economies and the protracted decline in the domestic housing market; lower industry growth than expected; major disruptions at key facilities or in the supply of any key raw materials, components or finished goods; uncertainty related to disruptions of business by terrorism, military action, epidemic, acts of God or other Force Majeure events; competitive pricing pressure from foreign and domestic competitors; higher than expected costs and lower than expected supplies of materials (including steel and petroleum based materials); higher than expected costs for energy and fuel; changes in the mix of products sold and of customers purchasing; relationships with distribution channel partners, including the financial viability of distributors and dealers; restrictions imposed by the terms of the Corporation's revolving credit facility and note purchase agreement; currency fluctuations and other factors described in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.  The Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

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HNI CORPORATION
Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
(Dollars in thousands, except per share data)	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
Net Sales	$432,810	$398,222	$828,961	$761,728
Cost of products sold	285,880	256,905	547,307	501,231
Gross profit	146,930	141,317	281,654	260,497
Selling and administrative expenses	136,197	128,032	268,610	250,832
Restructuring and impairment charges	463	1,238	1,853	3,072
Operating income	10,270	12,047	11,191	6,593
Interest income	110	92	243	180
Interest expense	3,033	3,054	6,622	5,777
Income from continuing operations before income taxes	7,347	9,085	4,812	996
Income taxes	2,744	3,493	2,006	(454)
Income from continuing operations, less applicable income taxes	4,603	5,592	2,806	1,450
Discontinued operations, less applicable income taxes	-	(827)	-	(2,538)
Net income (loss)	4,603	4,765	2,806	(1,088)
Less: Net income attributable to the noncontrolling interest	(54)	62	(96)	195
Net income (loss) attributable to HNI Corporation	$4,657	$4,703	$2,902	$(1,283)
Income from continuing operations attributable to HNI Corporation per common share – basic	$0.10	$0.12	$0.06	$0.03
Discontinued operations attributable to HNI Corporation per common share –basic	-	$(0.02)	-	$(0.06)
Net income (loss) attributable to HNI Corporation common shareholders – basic	$0.10	$0.10	$0.06	$(0.03)
Average number of common shares outstanding – basic	44,745,474	45,193,336	44,799,013	45,179,893
Income from continuing operations attributable to HNI Corporation per common share – diluted	$0.10	$0.12	$0.06	$0.03
Discontinued operations attributable to HNI Corporation per common share – diluted	-	$(0.02)	-	$(0.06)
Net income (loss) attributable to HNI Corporation common shareholders – diluted	$0.10	$0.10	$0.06	$(0.03)
Average number of common shares outstanding – diluted	45,667,453	46,011,691	45,732,598	45,179,893

Unaudited Condensed Consolidated Balance Sheet

Assets	As of		Liabilities and Shareholders' Equity	As of
(Dollars in thousands)	July 2, 2011	Jan. 1, 2011		July 2, 2011	Jan. 1, 2011
Cash and cash equivalents	$46,763	$99,096	Accounts payable and
Short-term investments	13,210	10,567	accrued expenses	$320,753	$311,066
Receivables	210,105	190,118	Note payable and current
Inventories	101,042	68,956	maturities of long-term debt	50,105	50,029
Deferred income taxes	21,985	18,467	Current maturities of other
Prepaid expenses and			long-term obligations	261	256
other current assets	30,040	20,957
Current assets	423,145	408,161	Current liabilities	371,119	361,351

			Long-term debt	150,000	150,000
			Capital lease obligations	396	111
			Other long-term liabilities	50,647	47,437
Property and equipment – net	223,874	231,781	Deferred income taxes	38,541	30,525
Goodwill	260,634	260,634
Other assets	96,220	97,304	Parent Company shareholders'
			equity	392,770	407,985
			Noncontrolling interest	400	471
			Shareholders' equity	393,170	408,456
			Total liabilities and
Total assets	$1,003,873	$997,880	shareholders' equity	$1,003,873	$997,880

Unaudited Condensed Consolidated Statement of Cash Flows
	Six Months Ended
(Dollars in thousands)	July 2, 2011	July 3, 2010
Net cash flows from (to) operating activities	$(8,359)	$1,541
Net cash flows from (to) investing activities:
Capital expenditures	(14,572)	(12,428)
Other	(1,533)	36
Net cash flows from (to) financing activities	(27,869)	(32,200)
Net increase (decrease) in cash and cash equivalents	(52,333)	(43,051)
Cash and cash equivalents at beginning of period	99,096	87,374
Cash and cash equivalents at end of period	$46,763	$44,323

Business Segment Data
	Three Months Ended		Six Months Ended
(Dollars in thousands)	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
Net sales:
Office furniture	$372,643	$342,698	$703,770	$642,730
Hearth products	60,167	55,524	125,191	118,998
	$432,810	$398,222	$828,961	$761,728
Operating profit (loss):
Office furniture
Operations before restructuring and impairment charges	$18,270	$23,945	$27,385	$31,925
Restructuring and impairment charges	(412)	(1,238)	(1,434)	(2,971)
Office furniture – net	17,858	22,707	25,951	28,954
Hearth products
Operations before restructuring and impairment charges	(899)	(2,633)	(1,126)	(5,438)
Restructuring and impairment charges	(51)	-	(419)	(101)
Hearth products – net	(950)	(2,633)	(1,545)	(5,539)
Total operating profit	16,908	20,074	24,406	23,415
Unallocated corporate expense	(9,561)	(10,989)	(19,594)	(22,419)
Income before income taxes	$7,347	$9,085	$4,812	$996

Depreciation and amortization expense:
Office furniture	$9,023	$11,731	$18,453	$23,372
Hearth products	1,954	2,714	4,107	6,493
General corporate	637	599	1,202	1,239
	$11,614	$15,044	$23,762	$31,104

Capital expenditures – net:
Office furniture	$7,599	$7,046	$11,234	$10,607
Hearth products	541	387	1,005	829
General corporate	1,834	196	2,333	992
	$9,974	$7,629	$14,572	$12,428

			As of July 2, 2011	As of July 3, 2010
Identifiable assets:
Office furniture			$629,014	$603,106
Hearth products			270,126	286,072
General corporate			104,733	83,628
			$1,003,873	$972,806

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